Exhibit 10.1

EXECUTION VERSION

ASSIGNMENT AND ACCEPTANCE AGREEMENT

AND

AMENDMENT NO. 6 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AND

AMENDMENT NO. 4 TO

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is dated and is effective as of August 29, 2017, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”), and FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (“Fairway”, and together with Liberty and Gotham, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), and BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the ST Purchaser Agent, the “Existing Purchaser Agents”), and THE TORONTO-DOMINION BANK (“TD”), as a new Bank and as a new purchaser agent (the “TD Purchaser Agent”, and together with the Existing Purchaser Agents, the “Purchaser Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Existing Purchaser Agents, the Banks party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”);

WHEREAS, immediately prior to the effectiveness of the amendments set forth herein, pursuant to and in accordance with Section 7.03 of the Purchase Agreement, each of Scotia Capital, as a Bank and a Purchaser Agent, and BMO, as a Bank and a Purchaser Agent, desires to assign, and TD desires to accept, a portion of each of Scotia Capital’s and BMO’s respective corresponding rights and obligations under the Purchase Agreement;

WHEREAS, each of the Seller, the Administrative Agent and the Existing Purchaser Agents wishes to confirm their consent to such assignment by each of Scotia Capital and BMO to TD, and the addition of TD as a Bank and as a Purchaser Agent under the Purchase Agreement;

WHEREAS, immediately following such assignments, pursuant to and in accordance with the Purchase Agreement, the Seller desires to (i) increase the Purchase Limit and (ii) in connection with such increase in the Purchase Limit, cause TD to increase its Bank Commitment in an amount equal to such increase in the Purchase Limit;

WHEREAS, each of the applicable parties wishes to confirm their consent to such increase; and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement and Section 9.01 of the Contribution Agreement, the parties wish to make certain amendments to the Purchase Agreement and the Contribution Agreement, respectively, as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.                                           Assignment and Acceptance.

(a)                                 Pursuant to and in accordance with Section 7.03(b) of the Purchase Agreement, as of the Effective Date (as defined below), each of Scotia Capital and BMO hereby sells and assigns absolutely to TD, and TD hereby purchases and assumes from each of Scotia Capital and BMO, that portion and percentage of each of Scotia Capital’s and BMO’s rights and obligations as a Bank under the Purchase Agreement such that TD shall have the Bank Commitment and Percentage as set forth in Section 1(e) below together with all corresponding rights and obligations (the “Assumed Bank Rights and Obligations”) and each of Scotia Capital and BMO shall have the respective Bank Commitment and Percentage as set forth in Section 1(e) below together with all corresponding rights and obligations; and TD hereby acknowledges that it will on the Effective Date (i) become a party to the Purchase Agreement as a Bank and (ii) assume, perform and comply with all of the Assumed Bank Rights and Obligations as if originally named as an original party in the Purchase Agreement as a Bank.

(b)                                 Pursuant to and in accordance with Section 7.03(c) of the Purchase Agreement, as of the Effective Date, each of the Liberty Purchaser Agent and the Fairway Purchaser Agent hereby assigns absolutely to the TD Purchaser Agent, as Purchaser Agent for TD and any other Investors related to TD, that portion and percentage of its rights and obligations as a Purchaser

Agent corresponding to the portion of the Assumed Bank Rights and Obligations assigned by Scotia Capital or BMO, respectively, to TD pursuant to Section 1(a) above (the “Assumed Purchaser Agent Rights and Obligations”), and the TD Purchaser Agent hereby acknowledges that it will on the Effective Date (i) become a party to the Purchase Agreement as a Purchaser Agent and (ii) assume, perform and comply with all of the Assumed Purchaser Agent Rights and Obligations as if originally named as an original party in the Purchase Agreement as a Purchaser Agent.

(c)                                  For the avoidance of doubt, upon the effectiveness of this Section 1 and the assumption by TD of the Assumed Bank Rights and Obligations and the Assumed Purchaser Agent Rights and Obligations, the rights and obligations of each of Liberty and Fairway as a Purchaser corresponding to the portion of the Assumed Bank Rights and Obligations assigned by Scotia Capital or BMO, respectively, to TD pursuant to Section 1(a) above shall be extinguished and of no further force and effect; provided that the foregoing shall in no event limit or otherwise have any impact on any revised rights and obligations of each of Liberty and Fairway corresponding to any revised Bank Commitments and Percentages pursuant to the remaining Sections hereof.

(d)                                 (i) Seller hereby consents to (x) the assignment by each of Scotia Capital and BMO of its respective portion of the Assumed Bank Rights and Obligations to TD pursuant to Section 7.03(b) of the Purchase Agreement, and (y) the assignment by each of the Liberty Purchaser Agent and the Fairway Purchaser Agent of its respective portion of the Assumed Purchaser Agent Rights and Obligations to the TD Purchaser Agent pursuant to Section 7.03(c) of the Purchase Agreement.

(ii)  In accordance with Section 1.13(b) of the Purchase Agreement, each of the Existing Purchaser Agents and the Administrative Agent hereby consents to the addition of TD as a Bank and the TD Purchaser Agent as a Purchaser Agent, in each case, under the Purchase Agreement.

(iii)  Each of the Seller, the Administrative Agent, the Banks and the Existing Purchaser Agents hereby consents to the addition of TD as a Bank and as a Purchaser Agent and agrees and acknowledges that, notwithstanding anything to the contrary contained in the Purchase Agreement (including, without limitation, the definition of “Eligible Assignee”), each of TD and the TD Purchaser Agent shall be an Eligible Assignee for all purposes under the Purchase Agreement.

(iv)  TD hereby appoints the TD Purchaser Agent to act as its Purchaser Agent under the Purchase Agreement.  Each of the parties hereto hereby agrees and acknowledges that, notwithstanding anything to the contrary contained in the Purchase Agreement (including, without limitation, Section 6.01 of the Purchase Agreement), for all purposes of the Purchase Agreement, (x) neither the Liberty Purchaser Agent nor the Fairway Purchaser Agent shall in any event be deemed to be the Purchaser Agent for TD, (y) TD shall in no event be deemed to be a Related Bank or otherwise related to Liberty, Scotia Capital, the Liberty Purchaser Agent, Fairway, BMO or the Fairway Purchaser Agent and (z) the TD Purchaser Agent shall be the Purchaser Agent for TD and any other Investors related to TD.

(e)                                  Upon the effectiveness of the assignment and sale of the Assumed Bank Rights and Obligations, the Bank Commitment and Percentage of each of the Banks shall be as follows (which Bank Commitments and Percentages the parties hereto hereby agree and acknowledge shall be immediately superseded by the Bank Commitments and Percentages set forth in Section 2 hereto):

Bank	Bank Commitment	Percentage
ST	$75,000,000	12.00%
BTMU	$100,000,000	16.00%
BMO	$75,000,000	12.00%
PNC	$100,000,000	16.00%
TD	$50,000,000	8.00%
Scotia Capital	$225,000,000	36.00%
TOTAL	$625,000,000.00

(f)                                   In connection with the assignments in this Section 1, each of Scotia Capital and/or Liberty, as applicable, and BMO and/or Fairway, as applicable, shall transfer a Receivable Interest or Receivable Interests to TD in exchange for a cash payment from TD in an amount equal to the aggregate Capital of such Receivable Interests so transferred by it, so that after giving effect to such transfer of Receivable Interests and such cash payment, each of Scotia Capital and Liberty, as applicable, each of BMO and Fairway, as applicable, and TD shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, set forth in Section 1(e)).  The Seller hereby consents to the above transfers of Receivable Interests to TD.

(g)                                  TD confirms that it has received a copy of the Purchase Agreement, together with copies of the reports and financial statements referred to in paragraph (k) of Exhibit IV to the Purchase Agreement as have been requested by TD and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.  TD acknowledges that it has, independently and without reliance upon the Administrative Agent, any Purchaser Agent, any of their respective Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the Purchase Agreement.  TD also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Purchaser Agent, any of their respective Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the Purchase Agreement.

(h)                                 This Agreement is an Assignment and Acceptance for all purposes under the Purchase Agreement.  Each of the Seller, the Existing Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by each of Scotia Capital, Liberty, BMO and Fairway of the assignments of Receivable Interests pursuant to Section 1(f) above.

Section 2.                                           Increase in Purchase Limit and Bank Commitment; Adjustment of Bank Commitments and Percentages.  As of the Effective Date, immediately after giving effect to the assignments set forth in Section 1:

(a)                                 Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $50,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$625,000,000” contained therein and replacing it with the dollar figure “$675,000,000”.  In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)                                 Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with the increase in the Purchase Limit, the Seller desires to cause TD to increase its Bank Commitment by $50,000,000, and TD agrees to such increase in its Bank Commitment.  Liberty, the Liberty Purchaser Agent, Gotham, the Gotham Purchaser Agent, Fairway, the Fairway Purchaser Agent, the other Purchaser Agents and the Administrative Agent hereby consent to such increase in the Bank Commitment of TD.

(c)                                  Upon the effectiveness of the assignments in Section 1 and the Bank Commitment increase in Section 2(b), the Bank Commitment and Percentage of each of the Banks shall be as follows:

Bank	Bank Commitment	Percentage
ST	$75,000,000	11.1111111%
BTMU	$100,000,000	14.8148148%
BMO	$75,000,000	11.1111111%
PNC	$100,000,000	14.8148148%
TD	$100,000,000	14.8148148%
Scotia Capital	$225,000,000	33.3333333%
TOTAL	$675,000,000.00

(d)                                 In connection with the foregoing adjustments of the Bank Commitments and the Percentages, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted).  The parties agree that such transfer and such cash payment may be aggregated and made together with the cash payment and transfer required to be made pursuant to Section 1(f) above.  The Seller hereby consents to the above transfers of Receivable Interests.  Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 2(d).

Section 3.                                           Amendments to the Purchase Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Sections 1 and 2 hereof, the Purchase Agreement is hereby amended as follows:

(a)                                 The Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

(b)                                 Annex F to the Purchase Agreement is hereby replaced with Annex F attached hereto.

(c)                                  Notwithstanding anything to the contrary contained in any Transaction Document, URNA agrees and acknowledges that each of the Collection Accounts is maintained solely by the Seller with Qualified Intermediary and URNA has no interest in any of the Collection Accounts.

Section 4.                                           Amendments to the Contribution Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Sections 1 and 2 hereof, the Contribution Agreement is hereby amended as follows:

(a)                                 The Contribution Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex B.

(b)                                 In connection with the extension of the Facility Termination Date of the Purchase Agreement, the Originator acknowledges that the Facility Termination Date under the Contribution Agreement shall accordingly be extended pursuant to clause (a) of the definition of “Facility Termination Date” contained therein.

Section 5.                                           Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)                                 executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)                                 each Purchaser Agent shall have received an executed amendment and restatement of such Purchaser Agent’s Fee Agreement (or, in the case of the TD Purchaser Agent, an initial Fee Agreement)  (each, a “New Fee Agreement”);

(c)                                  each Purchaser Agent shall have received payment of the “Upfront Fee” in accordance with the terms of, and as such term is defined in, such Purchaser Agent’s New Fee Agreement;

(d)                                 the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Sullivan & Cromwell LLP, with respect to true sale and non-consolidation matters after giving effect to this Agreement and the transactions contemplated hereby; and

(e)                                  the Administrative Agent and the Purchaser Agents shall have received, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 6.                                           Representations and Warranties.  The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)                                 The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on or affecting it or its property, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectibility of any Pool Receivable, on the Originator, on the Seller or on the performance of the Collection Agent under the Contribution Agreement or the Purchase Agreement.  This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)                                  This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct on and as of the date hereof as though made on and as of the date hereof.

(e)                                  No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 7.                                           Purchase Agreement and Contribution Agreement in Full Force and Effect as Amended.

(a)                                 All of the provisions of the Purchase Agreement and the Contribution Agreement, each as amended hereby, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)                                 The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement and the Contribution Agreement, as applicable, each as amended hereby, as though such terms and conditions were set forth herein.

(c)                                  This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement or the Contribution Agreement, as applicable.

(d)                                 This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 8.                                           Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)                                 On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)                                 On and from the date hereof, references to the Contribution Agreement in any agreement or document (including without limitation the Contribution Agreement) shall be deemed to include a reference to the Contribution Agreement, as amended hereby, whether or not reference is made to this Agreement.

(c)                                  United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects.  Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to (i) the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated and (ii) the “Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Contribution Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 9.                                           Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 10.                                    Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.                                    Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 12.                                    Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:		UNITED RENTALS (NORTH AMERICA), INC.

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

SELLER:		UNITED RENTALS RECEIVABLES LLC II

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:		UNITED RENTALS, INC.

		By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

SOLELY FOR PURPOSES OF SECTION 8(c):

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director & Co-Head U.S. Execution

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director & Co-Head U.S. Execution

BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director & Co-Head U.S. Execution

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

PURCHASER AGENT:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

BANK:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

	By:	/s/ Christopher Pohl
Name: Christopher Pohl
Title: Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

PURCHASER AGENT:	SUNTRUST BANK

	By:	/s/ David Hufnagel
Name: David Hufnagel
Title: Vice President

BANK:	SUNTRUST BANK

	By:	/s/ David Hufnagel
Name: David Hufnagel
Title: Vice President

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

PURCHASER:	FAIRWAY FINANCE COMPANY, LLC

	By:	/s/ Denis Veidt
Name: Denise Veidt
Title: Vice President

PURCHASER AGENT:	BANK OF MONTREAL

	By:	/s/ Karen Louie
Name: Karen Louie
Title: Director

BANK:	BANK OF MONTREAL

	By:	/s/ Karen Louie
Name: Karen Louie
Title: Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:	/s/ Brad Purkis
Name: Brad Purkis
Title: Managing Director

BANK:	THE TORONTO-DOMINION BANK

	By:	/s/ Brad Purkis
Name: Brad Purkis
Title: Managing Director

Signature Page —

ASSIGNMENT AND ACCEPTANCE AGREEMENT AND AMENDMENT NO. 6 TO RPA AND AMENDMENT NO. 4 TO PCA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~5~~6 EFFECTIVE AS OF AUGUST ~~30, 2016~~29, 2017

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,
as Seller,

UNITED RENTALS, INC.,
as Collection Agent,

LIBERTY STREET FUNDING LLC,
as a Purchaser,

GOTHAM FUNDING CORPORATION,
as a Purchaser,

FAIRWAY FINANCE COMPANY, LLC,
as a Purchaser,

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for itself and as a Bank,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for Gotham and as a Bank,

SUNTRUST BANK,
as Purchaser Agent for itself and as a Bank,

~~and~~

BANK OF MONTREAL,
as Purchaser Agent for Fairway and as a Bank,

and

THE TORONTO-DOMINION BANK,
as Purchaser Agent for itself and as a Bank

i

SECTION 5.05.	Bank’s Purchase Decision	31
SECTION 5.06.	[Reserved]	31
SECTION 5.07.	Notice of Event of Termination	31

ARTICLE VI	THE PURCHASER AGENTS

SECTION 6.01.	Authorization	32
SECTION 6.02.	Reliance by Purchaser Agent	33
SECTION 6.03.	Agent and Affiliates	33
SECTION 6.04.	Notices	34
SECTION 6.05.	Bank’s Purchase Decision	34

ARTICLE VII	MISCELLANEOUS

SECTION 7.01.	Amendments, Etc.	34
SECTION 7.02.	Notices, Etc.	~~34~~35
SECTION 7.03.	Assignability	~~38~~39
SECTION 7.04.	Costs, Expenses and Taxes	~~39~~40
SECTION 7.05.	No Proceedings	~~42~~43
SECTION 7.06.	Confidentiality	~~42~~43
SECTION 7.07.	Governing Law	~~43~~44
SECTION 7.08.	SUBMISSION TO JURISDICTION	~~43~~44
SECTION 7.09.	WAIVER OF JURY TRIAL	44
SECTION 7.10.	Execution in Counterparts	~~44~~45
SECTION 7.11.	Survival of Termination	~~44~~45
SECTION 7.12.	Severability	~~44~~45
SECTION 7.13.	Excess Funds	~~44~~45
SECTION 7.14.	No Recourse	~~44~~45
SECTION 7.15.	Amendment and Restatement; Acknowledgement	~~45~~46

ii

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation, FAIRWAY FINANCE COMPANY, LLC (“Fairway”), a Delaware limited liability company (each of Liberty, Gotham and Fairway, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), ~~and~~ BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent ~~and~~, the ST Purchaser Agent and the Fairway Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 and as further amended and supplemented as of February 2, 2012, May 18, 2012 and September 24, 2012 (the “Existing Agreement”).

a previous purchase), being referred to herein as the initial “Capital” of each Receivable Interest in the Pool Receivables then being purchased), (ii) the date of such purchase (which shall be a Business Day) and (iii) unless the purchase will be funded with Pooled Commercial Paper and except with respect to any purchase being made by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), the desired duration of the initial Fixed Period for each such Receivable Interest in the Pool Receivables. Each Purchaser Agent which has a related Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of purchase) notify the Seller and the Administrative Agent whether such respective Purchaser has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to such Purchaser and the yield with respect to such purchase and the amount of interest that will be due for the related Settlement Period. If (a) a Purchaser has determined not to make a proposed purchase, or (b) a Purchaser Agent does not have a related Purchaser, the respective Purchaser Agent shall promptly send notice of the proposed purchase to all of the Related Banks of such Purchaser Agent concurrently specifying the date of such purchase, each such Bank’s Percentage multiplied by the aggregate amount of Capital of the Receivable Interests in the Pool Receivables being purchased, and, except with respect to any purchase being made by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), the Assignee Rate for the Fixed Period for such Receivable Interest in the Pool Receivables and the duration of the Fixed Period for such Receivable Interest in the Pool Receivables. The Seller shall indemnify the Purchasers and the Banks against any loss or expense incurred by the Purchasers and/or the Banks, either directly or indirectly, as a result of any failure by the Seller to complete such transfer, including, without limitation, any loss or expense incurred by the Purchasers and/or the Banks by reason of the liquidation or reemployment of funds acquired by the Purchasers or the Banks (including, without limitation, funds obtained by issuing notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such transfer.

(b)                                 On the date of each such purchase of a Receivable Interest in the Pool Receivables, each Purchaser or the Banks, as the case may be, in each case other than any Delaying Bank with respect to such purchase and such Delaying Bank’s related Purchasers, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller by wire transfer in U.S. dollars in same day funds, to the account designated by the Seller, no later than 3:00 p.m. (New York City time) an amount equal to each such Purchaser’s or Bank’s ratable share (based on the applicable Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables. A Delaying Bank may not object to its funding obligation of Delayed Funds under Section 1.02(e)(vi) on the basis of the failure of the Seller to satisfy the conditions precedent set forth in Exhibit II hereto unless such Delaying Bank has delivered a written notice to the Administrative Agent and the Seller expressing its objections to the proposed purchase on or prior to the Original Date of such purchase applicable to Non-Delaying Banks.

(c)                                  Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interests then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect to, and other proceeds of, such Pool Receivable and Related Security.

3

Administrative Agent deems advisable and in the best interests of the Purchasers, Banks and Purchaser Agents.

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01.                                   Authorization.

(a)                                 Liberty, Scotia Capital, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that Scotia Capital shall act as its Purchaser Agent, has appointed Scotia Capital as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(b)                                 PNC, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that PNC shall act as its Purchaser Agent, has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(c)                                  Gotham, BTMU, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BTMU shall act as its Purchaser Agent, has appointed BTMU as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(d)                                 ST and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that ST shall act as its Purchaser Agent, has appointed ST as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(e)                                  Fairway, BMO, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that BMO (or an Affiliate successor thereof) shall act as its Purchaser Agent, has appointed BMO (or such Affiliate successor) as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(f)                                   TD and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that TD shall act as its Purchaser Agent, has appointed TD as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

Emails: karen.louie@bmo.com

fundingdesk@bmo.com

specialized.deals@bmo.com

~~Lpg.securitization@bmo.com~~Lpg.securitization@bmo.com

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails: Jamie.Giles@tdsecurities.com

Monica.miao@tdsecurities.com

If to a Purchaser:

LIBERTY STREET FUNDING LLC

Global Securitization

445 Broad Hollow Rd.

Melville, NY 11747

Tel. No.: (631) 587-4700

Facsimile No.: (212) 302-8767

GOTHAM FUNDING CORPORATION

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310

New York, NY 10036

Tel. No.: (212) 295-2777

Facsimile No.: (212) 302-8767

Attention: Frank B. Bilotta

FAIRWAY FINANCE COMPANY, LLC

c/o Lord Securities Corp.

48 Wall Street, 27th Floor

New York, New York 10005

Attention: Irina Khaimova

Email: Irina.Khaimova@tmf-group.com

Tel. No.: (212) 346-9008

Facsimile No.: (212) 346-9012

with a copy to:

SUNTRUST BANK

3333 Peachtree Road, NE

10th Floor East

Atlanta, Georgia 30326

Attention: Jason Meyer

Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

BANK OF MONTREAL

115 S. LaSalle Street

25th Floor West

Chicago, Illinois 60603

Attention: Karen Louie

Tel. No.: (312) 293-4410

Facsimile No.: (312) 293-4948

Emails: karen.louie@bmo.com

Lpg.securitization@bmo.com

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails: Jamie.Giles@tdsecurities.com

Monica.miao@tdsecurities.com

SECTION 7.03.                                   Assignability.

(a)                                 This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest in the Pool Receivables) shall be assignable by participation or otherwise in whole or in part by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the Seller’s consent shall not be required for any assignment or participation from an Investor pursuant to the terms of its applicable liquidity agreement. Each assignor of a Receivable Interest in the Pool Receivables or any interest therein shall notify the applicable Purchaser Agent, the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest in the Pool Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Receivables that was furnished to such assignor by or on behalf of the Seller or by the Administrative Agent and the related Purchaser Agent; provided that prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities on terms substantially similar to those set forth in Section 7.06.

(b)                                 Each Bank may assign, with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests in the Pool Receivables or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Administrative Agent and the related Purchaser Agent for each such party an Assignment and Acceptance. In addition, each Bank or any of its respective Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(c)                                  Subject to the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, this Agreement and the rights and obligations of each Purchaser Agent and the Administrative Agent herein shall be assignable by each Purchaser Agent and the Administrative Agent and its successors and assigns.

(d)                                 Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement or under any of the other Transaction Documents to its collateral agent or trustee under its commercial paper note program without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(e)                                  Neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser Agent, which consent shall not be unreasonably withheld or delayed.

(f)                                   Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

SECTION 7.04.                                   Costs, Expenses and Taxes.

(a)                                 In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests in the Pool Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, BTMU, ST, BMO and ~~BMO~~TD and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, BTMU, ST, BMO and ~~BMO~~TD and their respective Affiliates and agents as to their rights and remedies under this Agreement, the fees of the Rating Agencies associated with reviewing the Transaction Documents and providing the rating confirmations of each Purchaser’s Commercial Paper required in connection with the execution of this Agreement, and all costs and expenses, if any (including reasonable and by applicable law, regulations or legal process, including a filing with the Securities and Exchange Commission through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Scotia Capital, PNC, BTMU, ST, BMO, TD or any successor Purchaser Agent shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

SECTION 7.07.                                   Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND IN THE OTHER ITEMS DESCRIBED IN SECTION 1.09, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.08.                                   SUBMISSION TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 7.09.                                   WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	UNITED RENTALS RECEIVABLES LLC II

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

By:
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

Signature Page - Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia — NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the sum of (i) the Outstanding Balance of Pool Receivables that were 151 to 180 days past their Invoice Date (or, in the case of Extended Term Receivables, that were 211 to 240 days past their Invoice Date) as of the last day of such month, excluding Pool Receivables that have been written off at any time after the date on which they were 150 days past their Invoice Date (or, in the case of Extended Term Receivables, at any time after the date on which they were 210 days past their Invoice Date), (ii) (without duplication of any amounts included in clause (i) or (iii)) the Outstanding Balance of Pool Receivables that were less than 181 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 241 days past their Invoice Date) as of the last day of such month and that, consistent with the Credit and Collection Policy, were written off as uncollectible during such month, and (iii) (without duplication of any amounts included in clause (i) or (ii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month, as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V, by (b) the aggregate dollar amount of all Pool Receivables created during the month ended five months prior to the most recent month-end.

(e)                                  For BMO, Fairway and each other Bank for Fairway, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                     the rate of interest determined by BMO in Chicago, Illinois, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that BMO charges any corporate customer); and

(ii)                                  the Federal Funds Rate plus 0.50% per annum;

(f)                                   For TD and each other Bank for which TD acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                     the rate of interest determined by TD in Toronto, Ontario, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that TD charges any corporate customer); and

(ii)                                  the Federal Funds Rate plus 0.50% per annum.

“Assignee Rate” for any Fixed Period for any Receivable Interest in the Pool Receivables means an interest rate per annum equal to the applicable percentage per annum (set forth in the Fee Agreements) above the Eurodollar Rate (Reserve Adjusted) for such Fixed Period; provided, however, that in the case of:

(a)                                 any Fixed Period with respect to which an Investor or Bank shall have notified its Purchaser Agent that:

(i)                                     the introduction of or any change in or in the interpretation of any applicable law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest in the Pool Receivables at the rate set forth above (and such Investor or Bank shall not have subsequently notified its Purchaser Agent that such circumstances no longer exist),

(ii)                                  dollar deposits in the relevant amounts and for the relevant Fixed Period are not available,

(iii)                               adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (Reserve Adjusted) for the relevant Fixed Period, or

(iv)                              the Eurodollar Rate (Reserve Adjusted) determined pursuant hereto does not accurately reflect the cost to the Investors or the Banks (as conclusively determined by the related Purchaser Agent) of maintaining Receivable Interests during such Fixed Period,

(b)                                 other than with respect to a Fixed Period for ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), any Fixed Period of one to and including 29 days (other than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)                                  other than with respect to a Fixed Period for ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

(d)                                 any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~250,000,000,~~225,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to BTMU, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to ST, $75,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to BMO, $~~100,000,000,~~75,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; ~~or~~ (f) with respect to TD, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (g) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, BTMU, ST ~~and~~, BMO, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“BMO” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

“Commercial Paper” means promissory notes of a Purchaser issued by such Purchaser in the commercial paper market.

“Commitment Termination Date” means the earliest of (a) August ~~29, 2017~~28, 2018 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1.13), (b) the Facility Termination Date, (c) the date determined pursuant to Section 2.02, and (d) the date the Purchase Limit reduces to zero.

“Concentration Percentage” for any Obligor means at any time ~~2%; provided~~the “Concentration Percentage” with respect to such Obligor determined in accordance with the below ratings table; provided that if an Obligor’s payment obligations under Receivables owing by such Obligor are guaranteed in full by another entity, such guarantor’s ratings (to the extent higher than the ratings of such Obligor) shall be used in determining the Concentration Percentage of such Obligor; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Percentage shall be calculated, to the extent practicable, as if such Obligor and such Affiliated Obligor ~~are one~~(s) are one Obligor (in the event such Obligor and such Affiliated Obligor(s) are in different Classes, the aggregate Concentration Percentage with respect to such Obligor and such Affiliated Obligor(s) shall be determined based on the highest of the Classes of such Obligor and such Affiliated Obligor(s) (or their respective guarantors, if applicable); provided that in no event shall the Concentration Percentage of any Obligor and its Affiliated Obligor(s) (if applicable) in the same Class exceed the Concentration Percentage applicable to such Obligor’s Class set forth in the below ratings table).

	Short-Term Rating	Long-Term Rating
Class of	(Standard &	(Standard & Poor’s	Concentration
Obligor	Poor’ s/Moody’s)	/Moody’s)	Percentage
Class A Obligor	A-1/P-1 or higher	A/A2 or higher	10.00%
Class B Obligor	A-2/P-2	A-/A3 or BBB+/Baa1	5.00%
Class C Obligor	A-3/P-3	BBB/Baa2 or BBB-/Baa3	3.33%
Class D Obligor	Lower than A-3/P-3 or not rated	Below BBB-/Baa3 or not rated	2.00%

For purposes of the above ratings table, an Obligor’s (or, if applicable, its guarantor’s)  “Short-Term Rating” and “Long-Term Rating”, if an Obligor (or, if applicable, its guarantor) is split-rated, will be the lower of the Obligor’s (or, if applicable, its guarantor’s) short-term debt rating or long-term debt rating, as applicable, from either Standard & Poor’s or Moody’s, and an Obligor’s Class shall be determined by the lower of such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating and the Long-Term Rating; provided that if a short-term debt rating or long-term debt rating is available from only one of Standard & Poor’s or Moody’s, such rating shall be such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating or Long-Term

Rating, as applicable; and, provided, further, that if an Obligor has no short-term debt rating from either Standard & Poor’s or Moody’s and no long-term debt rating from either Standard & Poor’s or Moody’s, then that Obligor shall be a Class D Obligor.

“Contract” means with respect to any Receivable, an agreement between the Originator and any Obligor, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contractual Dilution Amount” means, on any date of determination, an amount equal to the sum of (a) the aggregate amount of all contractual early pay discounts then available to be applied by all Obligors with respect to the Outstanding Balance of any Pool Receivable at such time (whether or not payment for any such Pool Receivable has been made at such time), plus (b) the aggregate amount of volume rebates that have accrued for the prior fiscal years of the Originator but have not yet been paid, plus (c) the aggregate amount of volume rebates that have been accrued by the Originator for the current fiscal year as of the end of the month in which such date of determination occurs (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year), plus (d) the product of (x) 1.5 times (y) the aggregate amount of volume rebates that have been estimated in good faith (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year) by the Originator to accrue for the month immediately following the month in which such date of determination occurs. For purposes of the foregoing clauses (b) through (d), the volume rebates shall be estimated, calculated and accrued in a manner consistent with generally accepted accounting principles.

“Controlled Account” means a deposit account maintained at the Controlled Account Bank for the purpose of receiving deposited Collections.

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and each Controlled Account Bank reasonably acceptable to the Administrative Agent; provided that the Controlled Account Agreements entered into (and as amended) on or prior to the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

“Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 31, 2015 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 8, 2016), by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and U.S. Letter of Credit Issuer, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender and Canadian Letter of Credit Issuer, United Rentals (North America), Inc. and certain of its Subsidiaries, as the U.S. Borrowers, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors, United Rentals of Canada, Inc., as the Canadian Borrower, United Rentals Financing Limited Partnership, as the Specified Loan Borrower, and certain other parties thereto, as the same may, from time to time, be further amended, waived, modified, supplemented or replaced but only to the extent that the Purchaser Agents approve such

“Dilution Reserve” for any Receivable Interest at any time means an amount equal to (a) the Net Receivables Pool Balance on such date multiplied by (b) the Dilution Reserve Percentage at such time.

“Dilution Reserve Percentage” means for any Receivable Interest at any time an amount equal to:

[(Stress Factor x Expected Dilution Ratio) + (Dilution Volatility)]

multiplied by the Dilution Horizon Ratio

Where:

Stress Factor = 2.25

Expected Dilution Ratio = the twelve month rolling average of the Reserve Dilution Ratio

Dilution Volatility = (Dilution Spike - Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike= the highest Reserve Dilution Ratio as of the last day of each of the twelve months immediately preceding such day

Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (c) with respect to BTMU, (i) BTMU or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (d) with respect to ST, (i) ST or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. ~~and which is otherwise acceptable to the Purchaser Agents,~~ and which is otherwise acceptable to the Purchaser Agents, (e) with respect to BMO, (i) BMO or any of its Affiliates or any commercial paper conduit administered by BMO or an Affiliate thereof, or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, and (f) with respect to TD, (i)  TD or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc.  and which is otherwise acceptable to the Purchaser Agents.

“Eligible Extended Term Receivable” means any Eligible Receivable that is an Extended Term Receivable that is less than 181 days past its Invoice Date.

(q)                                 that following the occurrence of an Event of Termination, is not a Receivable, the Obligor of which is a Government Obligor, unless the Federal Assignment of Claims Act and each similar applicable law is being fully complied with in respect of the Receivables owed by such Obligor;

(r)                                    the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

(s)                                   solely with respect to ENB Receivables, the ENB Receivable Conditions are satisfied; and

(t)                                    that is not an Equipment Sale Receivable.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided, that “ENB Receivable” shall not include any Excluded Receivables.

“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of either of the following conditions: (a) the Senior Secured Indebtedness Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

“Equipment Sale Receivable” means any receivable or other indebtedness owing to the Originator, that but for clause (i) of the proviso to the definition of “Receivable” would constitute a Receivable hereunder, in respect of the sale of tangible personal property which such Originator uses productively in its trade or business or holds for investment, unless such property is ineligible to become Relinquished Property (as such term is defined in the Master Exchange Agreement).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on Reuters Money 3000 Services (or such other page as may replace the LIBOR01 page on that service) or such services displaying the London interbank offered rate for deposits in Dollars as may replace Reuters Money 3000 Service (the “Reuters Screen LIBOR01 Page”); provided that, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

(b) for any Fixed Period for any Receivable Interest in the Pool Receivables held by ST, PNC, BMO or ~~BMO~~TD (in their respective capacities as a Bank), on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on Reuters Screen LIBOR01 Page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the ST Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by ST), the PNC Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by PNC) ~~or~~, the Fairway Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held directly by BMO in its capacity as a Bank) or the TD Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by TD) from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

Notwithstanding anything in this definition to the contrary, in no event shall the Eurodollar Rate be less than zero for purposes of this Agreement or any other Transaction Document.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted)	=	Eurodollar Rate
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

“Event of Termination” has the meaning specified in Exhibit V.

“Excluded Receivables” means each of the following: (a) each receivable from a “6661 account” or a “7771 account” or other account with an account number that the Collection Agent or the Seller has notified the Administrative Agent in writing is used solely to track non-account customer accounts receivable and (b) the indebtedness of each Person identified as an excluded obligor in a side letter among the Seller, the Originator, the Collection Agent, the Administrative Agent and each Purchaser Agent, as such side letter may be amended from time to time at the request of the Seller, the Originator and the Collection Agent and with the written consent of the Administrative Agent (acting on the instruction of each Purchaser Agent).

“Excluded Taxes” has the meaning specified in Section 7.04(d).

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90 days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include (x) any Equipment Sale Receivables or (y) any Excluded Receivables.

“Facility Termination Date” means the earliest of (a) August ~~29, 2017,~~28, 2018, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

“Fairway” has the meaning as set forth in the preamble to this Agreement.

“Fairway Purchaser Agent” means BMO and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

“Fee Agreement” means the Scotia Capital Fee Agreement, the PNC Fee Agreement, the BTMU Fee Agreement, the ST Fee Agreement ~~or~~, the BMO Fee Agreement or the TD Fee Agreement.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” has the meaning specified in the Credit Agreement.

“Fixed Period” means with respect to any Receivable Interest in the Pool Receivables:

(a)           initially the period commencing on the date of purchase of such Receivable Interest and ending (i) on the last day of the same calendar month as such date of purchase, or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), such other number of days as the Seller shall select and the related Purchaser Agent shall approve pursuant to Section 1.02, up to 31 days from such date; and

(b)           thereafter (i) a period of one month commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest (which period shall correspond to a calendar month in the case of any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank)) or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC, BMO or ~~BMO~~TD (in their respective capacities as a Bank), such other period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 31 days) as the Seller shall select and the related Purchaser Agent shall approve on notice by the Seller received by the related Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day;

provided that

(i)            the Fixed Period with respect to Pooled Commercial Paper shall be the immediately preceding calendar month;

(ii)           any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be (x) other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), a period from one to and including 29 days, or a period of one month, as the Seller may select as provided above, and (y) with respect to any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank), a period of one month which shall correspond to a calendar month;

(iii)          any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is calculated by reference to the Eurodollar Rate (other than with respect to any Receivable Interest in the Pool Receivables held by ST, PNC ~~or~~, BMO or TD (in their respective capacities as a Bank)), and such Fixed Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(iv)          in the case of any Fixed Period of one day, (x) if such Fixed Period is the initial Fixed Period for a Receivable Interest in the Pool Receivables, such Fixed Period shall be the day of purchase of such Receivable Interest in the Pool Receivables; (y) any subsequently occurring Fixed Period that is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (z) if such Fixed Period occurs on a day immediately preceding a day that is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(v)           in the case of any Fixed Period for any Receivable Interest in the Pool Receivables that commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period that commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the related Purchaser Agent.

“Former Deal Documents” means the Amended and Restated Receivables Purchase Agreement, dated as of June 26, 2001, among the Seller, United Rentals, the issuers party thereto, the banks party thereto and Calyon New York Branch, as Agent, and the documents dealer and such Purchaser Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“Invoice Date” means the date on which an invoice is sent to the Obligor.

“LCR Security” means, with respect to any Person, any commercial paper or security issued by such Person (other than equity securities issued by such Person to another Person of which such Person is a consolidated subsidiary) within the meaning of Paragraph    .32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Liberty” has the meaning as set forth in the preamble to this Agreement.

“Liberty Purchaser Agent” means Scotia Capital and its successors and assigns.

“Like-Kind Exchange” means, with respect to each Exchanger, each of a series of “exchanges”, as defined in Sections 1.1031(k)-1(b)(i) and 1.1031(k)-1(b)(ii) of the Treasury Regulations, pursuant to this Agreement, as determined by each Exchanger, consisting of one or more transfers of Relinquished Property and one or more subsequent related acquisitions of Replacement Property within the relevant Exchange Period that are of like-kind, as defined in Sections 1.1031(a)-1(b) and 1.1031(a)-2 of the Treasury Regulations and under the “safe harbors” section 4.01 of Rev. Proc 2003-39. Capitalized terms used above but not defined herein are as defined in the Master Exchange Agreement.

“Like-Kind Exchange Account” means an account or accounts established jointly with a Qualified Intermediary pursuant to and for the purpose of facilitating any Like-Kind Exchange that (1) qualifies within the definition of “Joint Accounts” described in section 5.02 of Rev. Proc. 2003-39, (2) is used to receive Relinquished Property Proceeds and any Additional Subsidies from the Collection Accounts, and (3) used to provide such funds to pay off indebtedness related to Relinquished Property Subject to Liabilities or to transfer to the Disbursement Accounts (to the extent of the funds in the Exchange Account, including any funds earned from the investment of funds held in the Exchange Account). Capitalized terms used in this definition but not defined herein are as defined in the Master Exchange Agreement.

“Liquidation Day” means, for any Receivable Interest, (a) each day during a Settlement Period for such Receivable Interest in the Pool Receivables on which the conditions set forth in paragraph 2 of Exhibit II are not satisfied, (b) each day that occurs on or after the Termination Date for such Receivable Interest in the Pool Receivables, (c) each day after the occurrence of the Facility Termination Date, and (d) each day that an Event of Termination (not otherwise waived in accordance with the waiver provisions set forth in Section 2.02) occurs.

“Liquidation Fee” means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (a) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (v) of the definition thereof) that would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained

(b)           the Outstanding Balance of Eligible Receivables for Obligors that are United States, federal government, governmental subdivisions or agencies that in the aggregate are in excess of 2% of the aggregate Outstanding Balance of all Eligible Receivables;

(c)           the Outstanding Balance of Eligible Receivables for Obligors that are state government, governmental subdivisions or agencies that in the aggregate are in excess of 4% of the aggregate Outstanding Balance of all Eligible Receivables;

(d)           the aggregate monthly collections received during the preceding calendar month and not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(e)           the aggregate amount of Collections received as credit card payments during the preceding calendar month that were not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(f)            the amount shown as “Un-reconciled Difference” in the latest Monthly Report expressed as a positive number;

(g)           with respect to any Obligor in respect of which (i) there is currently an Outstanding Balance of Eligible Receivables owing from such Obligor in excess of $100,000 and (ii) there is a payable owing from the Collection Agent or any of its Affiliates to such Obligor, the lesser of (x) the Outstanding Balance of Eligible Receivables owing from such Obligor and (y) the aggregate amount owing from the Collection Agent and its Affiliates to such Obligor;

(h)           the Outstanding Balance of ENB Receivables that (i) in the aggregate are in excess of 20% of the aggregate Outstanding Balance of all Eligible Receivables or (ii) are greater than ~~28~~30 days old;

(i)            the Outstanding Balance of Eligible Extended Term Receivables that in the aggregate are in excess of 10% of the aggregate Outstanding Balance of all Eligible Receivables;

(j)            the Outstanding Balance of Eligible Receivables as to which any payment, or part thereof remains unpaid for 91 days or more after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 151 days or more after the Invoice Date for such payment) that in the aggregate is in excess of 5% of the aggregate Outstanding Balance of all Receivables other than the ENB Receivables; and

(k)           the aggregate Contractual Dilution Amount as of the end of the preceding calendar month.

“Non-Delaying Bank” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Non-Extending Bank” has the meaning set forth in Section 1.04(h).

“Nonrenewing Bank” has the meaning set forth in Section 1.13(a).

“Notice of Effectiveness” means a notice upon receipt of which the Seller effectively transfers to the Administrative Agent the exclusive control of the Controlled Account.

“Obligor” means a Person obligated to make payments pursuant to a Contract (other than any such Person whose indebtedness constitutes Excluded Receivables); provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Original Date” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Originator” means United Rentals (North America), Inc. (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) and its successors and permitted assigns.

“Other Corporations” means United Rentals, Inc. and all of its Subsidiaries except the Seller.

“Other Costs” has the meaning specified in Section 7.04(c).

“Other Investors” means any Person other than the Seller, the Originator or the Collection Agent.

“Other Sellers” has the meaning specified in Section 7.04(c).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Parent” means United Rentals, Inc. and its successors and permitted assigns.

“Performance Undertaking Agreement” means the Amended and Restated Performance Undertaking Agreement, dated as of the date hereof, made by United Rentals in favor of the Seller, as the same may, from time to time, be amended, restated, modified or supplemented.

“Percentage” of any Bank means, (a) with respect to Scotia Capital, ~~40.00~~33.3333333%, (b) with respect to PNC, ~~16.00~~14.8148148%, (c) with respect to BTMU, ~~16.00~~14.8148148%, (d) with respect to ST, ~~12.00~~11.1111111%, (e) with respect to BMO, ~~16.00~~11.1111111%, (f) with respect to TD, 14.8148148%, and (~~f~~g) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, in each case as such amount may be modified by an Assignment and Acceptance entered into between a Bank and an Eligible Assignee.

“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as PNC Purchaser Agent, as the same may be amended or restated from time to time.

“PNC Purchaser Agent” means PNC and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means ~~$625,000,000,~~675,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent, ~~and~~ (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON — NOSCUS4H (Liberty Street Funding LLC — acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to BTMU, the special account (account number 310-035-147, ABA No. 026-009-632) of BTMU maintained at the office of BTMU; (iv) with respect to ST, the special account (account number 1000022220783, ABA No. 061000104, Ref: United Rentals) of ST maintained at the office of ST; ~~and~~ (v) with respect to BMO, the special account (account number 254580-4, ABA No. 071000288, Reference: URRL II) of Fairway maintained at Harris Trust & Savings Bank; and (vi) with respect to TD, the special account (account number 1020-74 14669, ABA No. 026009593) of TD maintained at the office of TD.

“Qualified Intermediary” means United Rentals Exchange, LLC, a qualified intermediary as defined in Treasury Regulation Section 1.1031(k)-1(g)(4).

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any (i) Equipment Sale Receivables or (ii) Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivable Interest” means, at any date of determination, an undivided percentage ownership interest in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as

C + YR + LR + CAFR +DR

NRPB

where:

C	=	the Capital of each such Receivable Interest at the time of computation.

YR	=	the Yield Reserve of each such Receivable Interest at the time of computation.

LR	=	the Loss Reserve of each such Receivable Interest at the time of computation.

CAFR	=	the Collection Agent Fee Reserve of each such Receivable Interest at the time of computation.

DR	=	the Dilution Reserve of each such Receivable Interest at the time of computation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable, payment of which is directed to one of the Collection Accounts.

“Recipient” has the meaning specified in Section 1.11.

“Refund Recipient” has the meaning specified in Section 7.04(g).

“Related Bank” means (a) with respect to Liberty and the Liberty Purchaser Agent, Scotia Capital and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Liberty and the Liberty Purchaser Agent pursuant to Section 7.03; (b) with respect to Gotham and the Gotham Purchaser Agent, BTMU and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Gotham and the Gotham Purchaser Agent pursuant to Section 7.03; (c) with respect to Fairway and the Fairway Purchaser Agent, BMO and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Fairway and the Fairway Purchaser Agent pursuant to Section 7.03, (d) with respect to the PNC Purchaser Agent, PNC and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the PNC Purchaser Agent pursuant to Section 7.03, (e) with respect to the ST Purchaser Agent, ST and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the ST Purchaser Agent pursuant to Section 7.03, ~~and (f~~(f) with respect to the TD Purchaser Agent, TD and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the TD Purchaser Agent pursuant to Section 7.03, and (g)

“Settlement Period” for any Receivable Interest means (i) each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and (ii) on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the related Purchaser Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

“Special Indemnified Amounts” has the meaning specified in Section 4.07.

“Special Indemnified Party” has the meaning specified in Section 4.07.

“ST” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“ST Fee Agreement” means the separate fee agreement, effective as of September 18, 2014, pertaining to fees among the Seller and ST as ST Purchaser Agent, as the same may be amended or restated from time to time.

“ST Purchaser Agent” means ST and its successors and assigns.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Tangible Net Worth” means at any time the excess of (a) the Outstanding Balance of all Receivables plus cash and cash equivalents of the Seller, minus (b) the sum of (i) the Outstanding Balance of such Receivables that have become Defaulted Receivables, plus (ii) Capital, Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve.

“Taxes” has the meaning specified in Section 7.04(d).

“TD” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“TD Fee Agreement” means the separate fee agreement, effective as of August 29, 2017, pertaining to fees among the Seller and TD as TD Purchaser Agent, as the same may be amended or restated from time to time.

“TD Purchaser Agent” means TD and its successors and assigns.

“Termination Date” for any Receivable Interest in the Pool Receivables means (a) in the case of a Receivable Interest in the Pool Receivables owned by a Purchaser, the earlier of (i) the Business Day that the Seller or the related Purchaser Agent so designates by notice to the other at least two Business Days in advance for such Receivable Interest in the Pool Receivables

EXHIBIT II

CONDITIONS OF PURCHASES

1.             Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest in the Pool Receivables under this Third Amended and Restated Agreement is subject to the conditions precedent that the Administrative Agent and each Purchaser Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a)           A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying (i) copies of the resolutions of the Board of Directors of the Seller and the Originator approving the applicable Transaction Documents, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents, (iii) the by-laws of the Seller and the Originator and (iv) the names and true signatures of the officers of the Seller and the Originator authorized to sign the Transaction Documents to be signed by it hereunder. Until the Administrative Agent and each Purchaser Agent receives a subsequent incumbency certificate from the Seller or the Originator, as the case may be, the Administrative Agent and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller or the Originator.

(b)           A certificate of the Secretary or Assistant Secretary of the Parent certifying (i) copies of the resolutions (if required) of the Board of Directors of the Parent approving the Performance Undertaking Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Performance Undertaking Agreement and (iii) the names and true signatures of the officers thereof authorized to sign the Performance Undertaking Agreement.

(c)           A copy of the certificate of formation or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

(d)           Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of such initial purchase under the UCC of all relevant jurisdictions necessary to perfect the ownership and security interests contemplated by the Agreement and the Purchase Agreement.

(e)           Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Seller or the Originator.

(f)            Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Agreements), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 7.04(b) of the Agreement and the Fee Agreements.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a)                                               The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)                                               The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property, the violation of which could reasonably be expected to have a Material Adverse Effect on the collectibility of any Pool Receivable or a Material Adverse Effect on Seller or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement). Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c)                                                No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements that are referred to therein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)                                               Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)                                                The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for

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the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and ~~BMO~~TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided, that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement. Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f)                                                 There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that may materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies that defaults are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g)                                                No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h)                                               The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected undivided percentage ownership interest or first priority security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent relating to the Agreement and those filed pursuant to the Purchase Agreement.

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enforceability of ENB Receivables or the interests of the Seller or the Investors therein, such amendment shall require the written consent of the Purchaser Agents.

(q)                                               Seller is not, nor, to the best of Seller’s knowledge, is it owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

(r)                                                  Neither the entering into of this Agreement, the sale, assignment and transfer of the Receivable Interests hereunder nor the consummation of any other transactions contemplated hereby will result in the acquisition by the Administrative Agent or any of the Investors of an “ownership interest” (as defined under the Volcker Rule) in the Seller.

(s)                                                 The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of the Parent under generally accepted accounting principles in the United States in effect from time to time.

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EXHIBIT IV

COVENANTS OF THE SELLER

Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents are paid in full:

(a)                                               Compliance with Laws, Etc.

(i)                                    The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables Pool, taken as a whole, or the ability of the Seller to perform its obligations under the Transaction Documents.

(ii)                                 The Seller will not, directly or indirectly, use the proceeds of the purchase of Receivable Interests in the Pool Receivables, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in any manner that would result in a violation of Sanctions Laws by any Person (including any Investor).

(b)                                               Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 7.02 of the Agreement or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Collateral have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c)                                                Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will require, at its expense, that the Originator will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d)                                               Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any proceeds other than Collections of Pool Receivables and the proceeds of Excluded Receivables. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Pool Receivables, the proceeds of Equipment Sale Receivables, the proceeds of Excluded Receivables, and to the limited extent permitted herein, Identifiable Combined Assets. The Seller will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Seller will transfer, or cause to be transferred (and the Collection Agent agrees to transfer), such proceeds to the Originator within one Business Day of the day on which the Seller becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(j)                                                  Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

(k)                                               Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i)                                    as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST, BMO and ~~BMO~~TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(ii)                                 as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST ~~and~~, BMO and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

(p)                                               Distributions, Etc. So long as a Purchaser’s Commercial Paper with respect to this transaction is outstanding, any Capital of or Yield on any Receivable Interest is outstanding or any other amounts are owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents, the Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests of the Seller, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Seller or any warrants, rights or options to acquire any such interests, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its membership interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the limited liability company law of the state of the Seller’s formation, and (iii) such dividends have been approved by all necessary and appropriate company action of the Seller.

(q)                                Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to the Agreement, the Purchase Agreement or the Fee Agreements.

(r)                                   Limited Liability Agreement. The Seller will not amend or delete Sections 7 to 10, 16, 20 to 25 or 30 of its limited liability agreement.

(s)                                  Tangible Net Worth. The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

(t)                                   Liquidity Coverage Ratio. The Seller will not issue any LCR Security.

EXHIBIT V

EVENTS OF TERMINATION

Each of the following, unless waived in writing in accordance with Section 2.02, shall be an “Event of Termination”:

(a)                                               A Collection Agent Default shall have occurred; or

(b)                                               The Seller shall fail (i) to transfer or cause to be transferred to the Administrative Agent when requested any rights, pursuant to the Agreement, of the Collection Agent or (ii) to make any payment required under Section 1.04, and any such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(c)                                                Any representation or warranty made or deemed made by the Seller (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Seller pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within fifteen (15) days of the earlier of Seller becoming aware of such incorrectness or untruth or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(d)                                               The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Seller by the Administrative Agent or any Purchaser Agent (or, with respect to a failure to deliver any Periodic Report pursuant to the Agreement, such failure shall remain unremedied for five (5) days (with respect to a Monthly Report) or two (2) Business Days (with respect to a Daily Report or a Weekly Report) without a requirement for notice); or

(e)                                                The Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)                                                 Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected undivided percentage ownership or first priority

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EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent Default”:

(a)                       The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for two (2) Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(b)                       The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer or pay shall remain unremedied for two (2) Business Days; or

(c)                        Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within fifteen (15) days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d)                       The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)                        The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Collection Agent seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver,

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ANNEX B
CHANGED PAGES TO CONTRIBUTION AGREEMENT

CONFORMED COPY INCORPORATING
AMENDMENT NO. ~~3~~4 EFFECTIVE AS OF AUGUST ~~30, 2016~~29, 2017

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of September 24, 2012

between

UNITED RENTALS (NORTH AMERICA), INC.,

as Originator

UNITED RENTALS, INC.,

as Collection Agent

and

UNITED RENTALS RECEIVABLES LLC II,

as Buyer

i

THIRD AMENDED AND RESTATED PURCHASE AND CONTRIBUTION
AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) (together with its successors and permitted assigns, the “Originator”), UNITED RENTALS, INC., a Delaware corporation, (“United Rentals”), as Collection Agent, and UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Buyer”), agree as follows:

PRELIMINARY STATEMENTS

(1)                                 Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement. Capitalized terms not defined herein are used as defined in the Receivables Agreement.

(2)                                 The Originator has Receivables that it wishes to sell to the Buyer, and the Buyer is prepared to purchase such Receivables on the terms set forth herein.

(3)                                 The Originator may also wish to contribute Receivables to the capital of the Buyer on the terms set forth herein.

(4)                                 The parties hereto previously entered into that certain Purchase and Contribution Agreement, dated as of May 31, 2005, amended and restated as of December 22, 2008 and further amended and restated as of September 28, 2011 (the “Existing Agreement”).

(5)                                 The parties hereto now desire to amend and restate the Existing Agreement in its entirety as set forth herein and with the effect from the date first set forth above.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent under the Receivables Agreement for the purchasers and the banks, or any successor administrative agent appointed pursuant to the terms of the Receivables Agreement.

“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agreement” means this Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)                                the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer); and

(ii)                             the Federal Funds Rate plus 0.50% per annum.

“Banks” means BMO, BTMU, PNC, Scotia Capital, ST and ~~ST~~TD.

“BMO” means Bank of Montreal and its successors and assigns.

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and its successors and assigns.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City.

“Capital Lease” shall have the meaning set forth in the Credit Agreement.

“Collateral” shall have the meaning set forth in Section 5.02 of this Agreement.

“Collection Account” means any joint deposit accounts, lock-box account or any account into which credit card collections are deposited, which the Buyer maintains with the Qualified Intermediary for the purpose of receiving Collections.

“Collection Account Banks” means the banks or other financial institutions holding the Collection Accounts.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

“Collections” means, with respect to any Transferred Receivable, (a) all funds which are received by the Originator, the Buyer or the Collection Agent in payment of any amounts owed in respect of such Transferred Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Transferred Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Transferred

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“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv) any other Person that becomes a Purchaser under the Receivables Agreement that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent, ~~and~~ (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi) TD and its permitted successors and assigns as TD Purchaser Agent.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto; provided that “Receivable” shall not include any (i) Equipment Sale Receivables or (ii) Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivables Agreement” means that certain Third Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among the Buyer, as seller, Liberty Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, and Fairway Finance Company, LLC, as a purchaser, Scotia Capital, as a bank, as administrative agent and as Liberty purchaser agent, PNC, as a bank and as a purchaser agent, BTMU, as a bank and as Gotham purchaser agent, ST, as a bank and as a purchaser agent, ~~and~~ BMO, as a bank and as Fairway purchaser agent, and TD, as a bank and as a purchaser agent, and United Rentals, as collection agent, as amended, restated, modified or supplemented from time to time.

“Related Security” means with respect to any Transferred Receivable all of the Originator’s interest in:

(a)                                 any goods (including returned goods, but excluding any returned goods with respect to a Receivable which has been repurchased pursuant to Section 2.05 of this Agreement) relating to any sale giving rise to such Receivable;

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(b)                            all security interests or liens and property subject thereto from time to time purporting to secure payment of such Transferred Receivable, whether pursuant to the Contract related to such Transferred Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Transferred Receivable;

(c)                             all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the Contract related to such Transferred Receivable or otherwise; and

(d)                            the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Transferred Receivable and the related Obligor.

“Scotia Capital” means The Bank of Nova Scotia and its successors and assigns.

“Settlement Date” means such day or days each month as are selected from time to time by the Buyer or its designee in a written notice to the Collection Agent.

“ST” means SunTrust Bank and its successors and assigns.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“TD” means The Toronto-Dominion Bank and its successors and assigns.

“Transaction Documents” means any of the Agreement, the Receivables Agreement (as defined herein), the Fee Agreements, the Performance Undertaking Agreement (each as defined in the Receivables Agreement) and all other agreements and documents delivered and/or related hereto or thereto.

“Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United (NA)” means United Rentals (North America), Inc. a Delaware corporation, and its successors and permitted assigns.

“United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

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hereunder with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been transferred in accordance with this Agreement.

(j)            Reporting Requirements. United Rentals will provide to the Buyer the following:

(i)                                              as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of United Rentals and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST ~~and~~, BMO and TD are Revolving Credit Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(ii)                                           as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, BTMU, ST ~~and~~, BMO and TD are Revolving Credit Lenders (as defined in the Credit Agreement) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement;

(iii)                                        notice of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one (1) Business Day of the earlier of receipt by the Collection Agent or the Originator of notice of such termination and the effectiveness of such termination;

(iv)                                       as soon as possible and in any event within five (5) days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer or treasurer of United Rentals setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originator has taken and proposes to take with respect thereto;

(v)                                          promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

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ANNEX A

CREDIT AND COLLECTION POLICY

See Annex C to the Receivables Agreement

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